                                                                    Exhibit 99.2

                      AMERICAN ORIENTAL BIOENGINEERING INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


The Unaudited Pro Forma Condensed Consolidated Statements of Income combine the historical consolidated statements of income of AOBO and GLP, giving effect to the acquisition and related events as if they had occurred on January 1, 2005, the first day of AOBO' fiscal year ended December 31, 2005. The Unaudited Pro Forma Condensed Consolidated Balance Sheet combines the historical consolidated balance sheet of AOBO and the historical consolidated balance sheet of GLP, giving effect to the acquisition and related events as if they had been consummated on March 31, 2006. The unaudited pro forma condensed consolidated financial statements include adjustments directly attributable to the acquisition transaction. The pro forma adjustments are described in the accompanying notes. The pro forma adjustments are based upon available information and assumptions that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the consolidated results beyond 12 months from the date of the acquisition. Such unaudited pro forma condensed consolidated financial statements should be read in conjunction with the:

         o accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements;

         o separate historical unaudited financial statements of AOBO as of and for the three months ended March 31, 2006 and 2005 included in AOBO' Quarterly Reports on Form 10-Q for the three month periods ended March 31, 2006 and 2005;

         o separate historical audited financial statements of AOBO as of and for the year ended December 31, 2005 included in AOBO' Annual Report on Form 10-K for the year ended December 31, 2005;

         o separate historical unaudited financial statements of GLP as of and for the three months ended March 31, 2006 and 2005 and audited financial statements of GLP as of and for the years ended December 31, 2005 and 2004 included in this document.

We prepared the unaudited pro forma condensed consolidated financial information using the purchase method of accounting with AOBO treated as the acquirer. Accordingly, AOBO cost to acquire GLP will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective estimated fair values as of the date of the acquisition transaction. The unaudited pro forma consolidated financial statements are based upon estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for the purposes of developing this pro forma information.

We present the unaudited pro forma condensed consolidated financial information for informational purposes only. The pro forma information is not necessarily indicative of what our financial position or results of operations actually would have been had we completed the acquisition at the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the combined company.


                                       1

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
                                               American Oriental Bioengineering Inc.
                                      Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                                        As of March 31, 2006


                                                                 Historical
                                                         ---------------------------     Pro Forma                       Pro Forma
                                                             AOBO           GLP         Adjustments       Notes        Consolidated
                                                         ------------   ------------    ------------   ------------    ------------
                                                                                   Increase / (Decrease)
ASSETS
Current assets:
Cash and cash equivalents                                $ 80,915,067   $    787,360    $(14,608,880)        a         $ 67,093,547
Accounts receivable, net                                    9,494,257        215,143               -                      9,709,400
Inventories, net                                            8,086,037      2,444,495               -                     10,530,532
Notes receivable                                                    -        597,568               -                        597,568
Marketable securities                                               -          2,768               -                          2,768
Advances to suppliers                                       1,264,680        244,350               -                      1,509,030
Other receivables                                           5,285,138        195,534      (5,160,957)        b              319,715
Due from a related party                                            -        112,261               -                        112,261
Due from employees                                            661,947         37,053               -                        699,000
Deferred consulting expenses                                  649,562              -               -                        649,562
                                                         ------------   ------------    ------------                   ------------
          Total current assets                            106,356,688      4,636,532     (19,769,837)                    91,223,383
Plant and Equipment, net                                   13,860,189      7,350,318       2,311,413         c           23,521,920
Land use right, net                                         7,935,607      3,435,796      21,267,199         d           32,638,602
Construction in progress                                    1,331,196        323,222               -                      1,654,418
Investment in an unconsolidated affiliate                           -         64,373          21,694         e               86,067
Deferred tax asset                                            611,716      1,027,735               -                      1,639,451
Goodwill                                                            -              -       3,105,844         f            3,105,844
License, net                                                  444,368              -               -                        444,368
                                                         ------------   ------------    ------------                   ------------
          Total assets                                   $130,539,764   $ 16,837,976    $  6,936,313                   $154,314,053
                                                         ============   ============    ============                   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                         $  1,345,357   $  2,290,818    $          -                   $  3,636,175
Other payables and accrued expenses                         1,980,818        902,002               -                      2,882,820
Taxes payable                                               1,520,216              -               -                      1,520,216
Short-term bank loans                                       3,742,048      4,128,726               -                      7,870,774
Current portion of long term loan                                   -        623,675               -                        623,675
Customer deposits                                             354,141      1,357,219               -                      1,711,360
Notes payable                                                       -      1,986,639               -                      1,986,639
Other current liabilities                                     517,303      1,064,870               -                      1,582,173
                                                         ------------   ------------    ------------                   ------------
          Total current liabilities                         9,459,883     12,353,949               -                     21,813,832
Long-term debt                                                      -      1,372,084               -                      1,372,084
Deferred tax liability, net                                   259,518        868,210       3,540,046         g            4,667,774
Other long-term liabilities                                    20,285              -               -                         20,285
                                                         ------------   ------------    ------------                   ------------
          Total liabilities                                 9,739,686     14,594,243       3,540,046                     27,873,975
                                                         ------------   ------------    ------------                   ------------
Commitments and Contingencies
Stockholders' Equity:
Preferred stock                                                 1,000              -               -                          1,000
Common stock                                                   62,636              -           1,200         h               63,836
Additional paid-in capital                                 84,505,239      4,164,680       1,474,120         i           90,144,039
Retained earnings                                          34,542,299     (1,986,500)      1,986,500         j           34,542,299
Accumulated other comprehensive income                      1,688,904         65,553         (65,553)        j            1,688,904
                                                         ------------   ------------    ------------                   ------------
          Total stockholders' equity                      120,800,078      2,243,733       3,396,267                    126,440,078
                                                         ------------   ------------    ------------                   ------------

          Total liabilities and stockholders' equity     $130,539,764   $ 16,837,976    $  6,936,313                   $154,314,053
                                                         ============   ============    ============                   ============


See accompanying notes to unaudited pro forma condensed consolidated financial information.

                                       2


                                               American Oriental Bioengineering Inc.
                                  Unaudited Pro Forma Condensed Consolidated Statements of Income
                                               For Three Months Ended March 31, 2006


                                                                 Historical
                                                        ---------------------------      Pro Forma                       Pro Forma
                                                            AOBO             GLP        Adjustments        Notes       Consolidated
                                                        ------------    ------------    ------------    ------------   ------------
                                                                                   Increase / (Decrease)
Revenue                                                 $ 19,086,901    $  2,692,403    $          -                   $ 21,779,304
Cost of good sold                                          6,509,411       1,026,101               -                      7,535,512
                                                        ------------    ------------    ------------                   ------------
    Gross profit                                          12,577,490       1,666,302               -                     14,243,792
                                                        ------------    ------------    ------------                   ------------
Operating expenses:
Selling and distribution                                   1,701,280       1,002,948               -                      2,704,228
Advertising                                                2,225,187          11,658               -                      2,236,845
General and administrative                                 1,880,964         401,675               -                      2,282,639
Depreciation and amortization                                386,947         147,622         146,905         k              681,474
                                                        ------------    ------------    ------------                   ------------
    Total operating expenses                               6,194,378       1,563,903         146,905                      7,905,186
                                                        ------------    ------------    ------------                   ------------
Income from operations                                     6,383,112         102,399        (146,905)                     6,338,606
Interest income (expenses), net                               81,661        (109,075)        (92,620)        l             (120,034)
Other expenses, net                                             (988)        (21,376)              -                        (22,364)
Government grants                                                  -         111,890               -                        111,890
                                                        ------------    ------------    ------------                   ------------
Income before income tax                                   6,463,785          83,838        (239,525)                     6,308,098
Income tax                                                 1,547,251         145,487         (35,929)        m            1,656,809
                                                        ------------    ------------    ------------                   ------------
Net income                                              $  4,916,534    $    (61,649)   $   (203,596)                  $  4,651,289
                                                        ============    ============    ============                   ============


Earnings Per Share:
Net income per share of common stock
Basic                                                   $       0.08                                                   $       0.07
                                                        ============                                                   ============
Diluted                                                 $       0.08                                                   $       0.07
                                                        ============                                                   ============

Weighted average number of common stock outstanding
Basic                                                     61,223,435                                                     62,423,435
                                                        ============                                                   ============
Diluted                                                   61,318,674                                                     62,518,674
                                                        ============                                                   ============



See accompanying notes to unaudited pro forma condensed consolidated financial information.

                                       3


                                               American Oriental Bioengineering Inc.
                                  Unaudited Pro Forma Condensed Consolidated Statements of Income
                                                For the Year Ended December 31, 2005


                                                                 Historical
                                                        ---------------------------      Pro Forma                       Pro Forma
                                                            AOBO             GLP        Adjustments        Notes       Consolidated
                                                        ------------    ------------    ------------    ------------   ------------
                                                                                   Increase / (Decrease)
Revenue                                                 $ 54,732,557    $ 10,109,497    $          -                   $ 64,842,054
Cost of good sold                                         19,607,240       3,234,943               -                     22,842,183
                                                        ------------    ------------    ------------                   ------------
    Gross profit                                          35,125,317       6,874,554               -                     41,999,871
                                                        ------------    ------------    ------------                   ------------
Operating expenses:
Selling and distribution                                   3,216,545       2,979,013               -                      6,195,558
Advertising                                                5,238,186         854,860               -                      6,093,046
General and administrative                                 7,076,139       1,202,623               -                      8,278,762
Depreciation and amortization                              1,254,498         606,445         587,620         k            2,448,563
                                                        ------------    ------------    ------------                   ------------
    Total operating expenses                              16,785,368       5,642,941         587,620                     23,015,929
                                                        ------------    ------------    ------------                   ------------
Income from operations                                    18,339,949       1,231,613        (587,620)                    18,983,942
Interest expenses, net                                      (505,822)        (33,232)       (375,627)        l             (914,681)
Other expenses, net                                           (6,876)       (531,241)              -                       (538,117)
Government grants                                                  -         611,741               -                        611,741
                                                        ------------    ------------    ------------                   ------------
Income before income tax                                  17,827,251       1,278,881        (963,246)                    18,142,886
Income tax                                                 4,400,870         466,181        (144,487)        m            4,722,564
                                                        ------------    ------------    ------------                   ------------
Net income                                              $ 13,426,381    $    812,700    $   (818,759)                  $ 13,420,322
                                                        ============    ============    ============                   ============


Earnings Per Share:
Net income per share of common stock
Basic                                                   $       0.31                                                   $       0.30
                                                        ============                                                   ============
Diluted                                                 $       0.31                                                   $       0.30
                                                        ============                                                   ============

Weighted average number of common stock outstanding
Basic                                                     43,827,725                                                     45,027,725
                                                        ============                                                   ============
Diluted                                                   43,840,463                                                     45,040,463
                                                        ============                                                   ============


See accompanying notes to unaudited pro forma condensed consolidated financial information.

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

    NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


1. BASIS OF PRESENTATION


   These unaudited pro forma condensed consolidated financial statements have been prepared based upon historical financial information of AOBO and GLP giving effect to the acquisition transaction and other related adjustments described in these footnotes. Certain footnote disclosures normally included in financial statements prepared in accordance with accounting principals generally accepted in the United States have been condensed or omitted as permitted by SEC rules and regulations. These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results of operations that would have been achieved had the acquisition transaction actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements.

   The unaudited pro forma condensed consolidated statements of income combine the historical consolidated statements of income of AOBO and GLP, giving effect to the acquisition and related events as if it had occurred on January 1, 2005, the first day of AOBO' fiscal year ended December 31, 2005. The unaudited pro forma condensed consolidated balance sheet combines the historical consolidated balance sheet of AOBO and the historical consolidated balance sheet of GLP, giving effect to the acquisition and related events as if it had been consummated on March 31, 2006.


   The unaudited pro forma condensed consolidated income statements do not reflect significant operational and administrative cost savings ("synergies") that management of the consolidated company estimates may be achieved as a result of the acquisition transaction, or non-recurring one-time costs that may be incurred as a direct result of the acquisition transaction.

2. PURCHASE PRICE

Pursuant to the acquisition agreement, in consideration for all the outstanding capital stock of GLP, the sole stockholder of GLP is entitled to receive from AOBO an aggregate purchase price equal to 2.5 times GLP's total revenues for the year ended December 31, 2005 ("2005"), consisting of 1.2 million shares of AOBO's common stock (the "Shares"), and cash in the aggregate amount of approximately US$20 million (the "Cash Component"). AOBO has paid the Cash Component of the purchase price, with the exception of US$2.5 million which has been retained by AOBO (the "Retained Amount") pending the completion of an audit of GLP's financial statements for 2005. To the extent GLP's audited revenues for 2005 are less than US$10 million; there will be a reduction in Cash Component of the purchase price, in an amount to be agreed upon by AOB and GLP. If the Cash Component of the purchase price has been reduced, AOB will debit such amounts from the Retained Amount prior to releasing it upon conclusion of such audit.

For purposes of presentation in the unaudited pro forma condensed consolidated financial information, the preliminary estimate of the purchase price for GLP is assumed to be as follows:

Total revenue for GLP for year ended December 31, 2005               $10,109,497
Revenue multiple                                                             2.5
                                                                     -----------
Estimated purchase price based on revenue multiple                    25,273,743
Estimated transaction costs                                              136,094
                                                                     -----------
Estimated total purchase price                                       $25,409,837
                                                                     ===========

Estimated purchase price to be settled by:
Share consideration
   1,200,000 shares of AOBO common stock valued at $4.70               5,640,000
Cash consideration                                                    19,769,837
                                                                     -----------
Total consideration                                                  $25,409,837
                                                                     ===========

    NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


The tangible and intangible assets and liabilities assumed of GLP will be recorded as of the acquisition transaction date, at their respective fair values, and added to those of AOBO. The reported financial position and results of operations of AOBO after completion of the acquisition will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of GLP. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial information. The final purchase price allocation, which will be determined subsequent to the closing of the acquisition, and its effect on results of operations, may differ significantly from the pro forma amounts included in this section, although these amounts represent management's best estimate.

For the purpose of this pro forma analysis, the above estimated purchase price has been allocated based on a preliminary estimate of the fair value of assets and liabilities to be acquired as follow:

Book value of net assets acquired                                  $  2,243,733
Eliminate existing intangible assets                                 (3,435,796)
                                                                   ------------
Adjusted book value of net assets acquired                           (1,192,063)
Remaining allocation:
   Increase investment in an unconsolidated affiliate                    21,694
   Increase property and equipment to fair value                      2,311,413
   Identifiable intangible assets at fair value                      24,702,995
   Deferred taxes on adjustments                                     (3,540,046)
   Goodwill                                                           3,105,844
                                                                   ------------
Estimated purchase price                                           $ 25,409,837
                                                                   ============


We recognize that if the final valuation, which is expected to be completed within three months from the completion of the acquisition, derives different amounts from our estimate, we will adjust these expected identifiable intangible amounts to those amounts.

In accordance with the requirements of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), the goodwill associated with the acquisition will not be amortized.


3. PRO FORMA ADJUSTMENTS

Adjustments included in the column under the heading "Pro Forma Adjustments" in both the unaudited Pro Forma Consolidated Balance Sheet and Statement of Income correspond with the following:

Pro Forma Balance Sheet Adjustments
-----------------------------------

    (a) The pro forma adjustment represents the net cash consideration to GLP of $19,769,837 less the refund of $5,160,957 deposit to facilitate due diligence.

    (b) The adjustment to other receivable account balances of $5,160,957 represents the refund of deposit upon completion of due diligent of GLP.

    (c) The pro forma adjustment of $2,311,413 is to record property and equipment to fair value from the allocation of purchase price. The revalued property and equipment will resulted in a higher depreciation expense of approximately $81,486 per annum calculated on a straight line basis with estimated useful lives of three to forty years. The net increase in depreciation is reflected in the accompanying unaudited pro forma condensed consolidated statements of income.

    (d) The adjustment to land use right account balances of $21,267,199 represents the elimination of historical GLP intangible assets of $3,435,796 and to record the estimated value of land use right from the purchase price allocation of $24,702,995.

    NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


    (e) The adjustment to investment in an unconsolidated affiliate account balance of $21,694 represents the purchase price allocation to the long term investment acquired from GLP.

    (f) The pro forma adjustment represents goodwill from the purchase price allocation of $3,105,844.

    (g) To record $3,540,046 non-current deferred income taxes liability from the allocation of purchase price at GLP's current statutory tax rate of 15%.

    (h) The adjustment to common stock of $1,200 represents the par value of the shares to be issued by AOBO to effect the acquisition.

    (i) The adjustment to additional paid-in-capital represents the elimination of acquired historical GLP stockholders' equity of $4,164,680 and the stock consideration to GLP estimated at $5,638,800 net of the amounts allocated to the par values of the common stock.

    (j) The pro forma adjustments represent the elimination of acquired historical GLP stockholders' equity.


Pro Forma Statement of Income Adjustments
-----------------------------------------


    (k) The adjustment to depreciation and amortization for the three months ended March 31, 2006 represents the elimination of amortization expense of $18,680 related to the GLP historical land use right, the additional amortization expense of $145,145 for the revaluated land use right and the additional depreciation expense of $20,439 for fixed assets from the allocation of purchase price.

        The adjustment to depreciation and amortization for the year ended December 31, 2005 represents the elimination of amortization expense of $74,718 related to the GLP historical land use right, the additional amortization expense of $580,581 for the revaluated land use right and the additional depreciation expense of $81,757 for fixed assets from the allocation of purchase price.

        The amortization of land use right is on a straight-line basis over an estimated average useful life of 43.5 years. In addition, the company expects to depreciate tangible assets over an estimated, average useful life of 40 years for real property, 10 years for machinery and equipment and 5 years for vehicle. Upon finalization of all asset valuations, specific useful lives will be assigned to the acquired assets, and depreciation and amortization will be adjusted accordingly.

    (l) The adjustment represents the reduction in interest income of $92,620 and $375,627 consider the effect from paying cash as part of the acquisition consideration for the three months ended March 31, 2006 and for the year ended December 31, 2005, respectively.

    (m) Adjustment represents the income tax effect of all unaudited pro forma condensed consolidated statement of income adjustments using GLP's current statutory tax rate of 15%.

4.      PRO FORMA EARNINGS PER SHARE

     Pro forma earnings per common share for the three months ended March 31, 2006 and for the year ended December 31, 2005 have been calculated based on a pro forma basis which reflects the issuance of 1,200,000 AOBO common shares to GLP's shareholder in the acquisition.